Exhibit 10.1

FOURTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(Golub Capital BDC Funding LLC)

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of September 28, 2017 (this “Amendment”), is entered into by and among GOLUB CAPITAL BDC Funding LLC, as the Borrower (the “Borrower”), GOLUB CAPITAL BDC, INC., as the Transferor and the Servicer, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above-named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of December 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;
WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1.    Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.
SECTION 2.    Amendments.

2.1    The definition of “Adjusted Borrowing Value” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Adjusted Borrowing Value” means for any Eligible Loan Asset, for any date of determination, an amount equal to the Assigned Value of such Eligible Loan Asset at such time multiplied by the Outstanding Balance of such Eligible Loan Asset at such time; provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset shall be zero. Amounts in excess of (a) $12,000,000 in the aggregate with respect to each of any three (3) Obligors (including any Affiliate thereof) and (b) $10,000,000 in the aggregate for each Obligor in all other instances shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets.

2.2    The definition of “Advance Date Assigned Value” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Advance Date Assigned Value” means, with respect to any Eligible Loan Asset, the value (expressed as a percentage of the Outstanding Balance of such Loan Asset) equal to the lower of (i) the purchase price paid by the Borrower to acquire such Eligible Loan Asset (expressed exclusive of accrued interest) or (ii) the Assigned Value of such Eligible Loan Asset as of the date of its addition into the Collateral Portfolio. Notwithstanding the foregoing, the purchase price of an Eligible Loan Asset purchased in the primary syndication thereof at a price (x) on or prior to the Fourth Amendment Date, equal to or greater than 95% of par (including any purchase at a premium) or (y) following the Fourth Amendment Date, equal to or greater than 97% of par (including any purchase at a premium), in each case, shall be deemed to be par for all purposes of this definition.
2.3    The definition of “Applicable Spread” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Applicable Spread” means 2.25% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.25% per annum.
2.4    The definition of “Asset Coverage Ratio” in Section 1.01 of the Agreement shall be amended by deleting the phrase “not include Subsidiaries that are” in its entirety and inserting in lieu thereof “not include the Indebtedness of Subsidiaries that is”.
2.5    The first sentence of the definition of “Assigned Value in Section 1.01 of the Agreement is amended by deleting the phrase “the value assigned by the Administrative Agent in its sole discretion” in its entirety and inserting in lieu thereof “the lowest of (i) 100%, (ii) the Purchase Price of such Eligible Loan Asset and (iii) the value assigned by the Administrative Agent in its sole discretion”.
2.6    Clause (a) of the definition of “Assigned Value” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
(a)    If a Value Adjustment Event with respect to such Eligible Loan Asset occurs, the “Assigned Value” may be amended by the Administrative Agent, in its sole discretion; provided that the Assigned Value of any Priced Loan Asset shall not be less than (i) the price quoted therefor (if any) by Loan-X Mark-It Partners or Loan Pricing Corporation if a bid side price from Loan-X Mark-It Partners is unavailable (or any other nationally recognized pricing service as selected by the Administrative Agent) (provided that if the depth of the quote is less than three and the Administrative Agent reasonably determines that the quote of any such pricing service is no longer current or accurate, it shall no longer be applicable), (ii) if a price cannot reasonably be obtained pursuant to the means contemplated by clause (i) above, the price determined as the average of the published bid side prices based upon information from three secondary loan market dealers active in the trading of such Priced Loan Asset or obligations or securities similar thereto and (iii) if a price cannot reasonably be obtained pursuant to the means contemplated by clause (ii) above, the price determined as the average of the published bid side prices based upon information from two secondary loan market dealers active in the trading of such Priced Loan Asset or obligations or securities similar thereto; provided further that if a price cannot be obtained pursuant to the means contemplated by clauses (i), (ii) or (iii) above, the Assigned Value of such Priced Loan Asset shall be the Assigned Value as determined by the Administrative Agent in its sole discretion. Following any reduction to the Assigned Value of a Loan Asset, if the Borrower disagrees with the Administrative Agent’s determination of the Assigned Value of such Loan Asset, the Borrower may (at its expense) retain an Approved Valuation Firm during the Assigned Value Challenge Cap Notice Period to value such Loan Asset, and if the value determined by such Approved Valuation Firm is greater than the Administrative Agent’s determination of the Assigned Value, such Approved Valuation Firm’s valuation shall become the Assigned Value of such Loan Asset; provided that the Assigned Value of such Loan Asset shall be the value assigned by the Administrative Agent until such Approved Valuation Firm has determined its value; provided further that the Borrower shall promptly notify the Administrative Agent that it has retained an Approved Valuation Firm to value such Loan Asset, and the Approved Valuation Firm shall provide its value determination within 15 Business Days after the end of the Assigned Value Challenge Cap Notice Period; provided further that in no event shall the increased Assigned Value of such Loan Asset exceed the Assigned Value Challenge Cap. The Administrative Agent shall promptly notify the Servicer of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset;
2.7    The definition of “Assigned Value” in Section 1.01 of the Agreement shall be further amended by (w) deleting the phrase “zero; and” in clause (c) thereto in its entirety and inserting in lieu thereof “zero;”, (x) deleting the phrase “Original Closing Date or the applicable Cut-Off Date” in clause (d) thereto in its entirety and inserting in lieu thereof “date of contribution”, (y) deleting the phrase “Loan Asset.” in clause (d) thereto in its entirety and inserting in lieu thereof “Loan Asset; and” and (z) adding the following as new clause (e):
(e)    Notwithstanding the foregoing, the Assigned Value of a Loan Asset previously subject to a “Value Adjustment Event” of the type described in clause (ii) or clause (iii) in the definition thereof (beyond any applicable grace periods in such clauses), where the applicable payment default is subsequently cured, shall be determined by the Administrative Agent in its sole discretion.
2.8    Clause (a) of the definition of “Borrowing Base” in Section 1.01 of the Agreement shall be amended in its entirety as follows:
(a)    (i) the product of (x) the Weighted Average Applicable Percentage as of such date and (y)(A) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included as part of the Collateral Portfolio on such date minus (B) the Excess Concentration Amount as of such date, plus (ii) the amount on deposit in the Principal Collection Account as of such date, plus (iii) the amount on deposit in the Unfunded Exposure Account (such amount not to exceed the Aggregate Unfunded Exposure Amount) minus (iv) the Unfunded Exposure Equity Amount; or
2.9    Clause (b) of the definition of “Borrowing Base” in Section 1.01 of the Agreement shall be amended by deleting the phrase “Eligible Loan Assets as of such date” in its entirety and inserting in lieu thereof “Eligible Loan Assets minus the Excess Concentration Amount as of such date”.
2.10    Clause (c) of the definition of “First Lien Loan” in Section 1.01 of the Agreement shall be amended by deleting the phrase “securing the loan” in its entirety and inserting in lieu thereof “securing the loan and ability to generate cash flow”.
2.11    The definition of “Priced Loan Asset” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

“Priced Loan Asset” means any First Lien Loan that (a) has an original tranche size of $250,000,000 or greater, (b) has an EBITDA for the prior twelve calendar months of $50,000,000 or greater, (c) is rated by both S&P and Moody’s (or the Obligor is rated by S&P and Moody’s) and such ratings are not lower than “B3” by Moody’s and “B-” by S&P, and (d) has an observable quote from LoanX Mark-It Partners or Loan Pricing Corporation, or from another pricing service selected by the Administrative Agent in its sole discretion.
2.12    The definition of “Recovery Value” in Section 1.01 of the Agreement shall be amended by deleting the phrase “45%” in its entirety and inserting in lieu thereof “50%”.
2.13    The definition of “Reinvestment Period” in Section 1.01 of the Agreement shall be amended by deleting the phrase “September 28, 2017” in its entirety and inserting in lieu thereof “the one year anniversary of the Fourth Amendment Date”.
2.14    Clause (a) of the definition of “Servicer Termination Event” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
(a)    any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by this Agreement or any other Transaction Document which continues unremedied for a period of two Business Days; provided that in the case of a default in payment, transfer or deposit resulting solely from an administrative error or omission by the Servicer, such default continues for a period of one (1) or more Business Days after the earlier of (x) the Servicer receiving written notice or (y) the Servicer having actual knowledge, in each case, of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined);
2.15    Clause (c) of the definition of “Servicer Termination Event” in Section 1.01 of the Agreement shall be amended by deleting the phrase “$1,000,000” in its entirety and inserting in lieu thereof “$5,000,000”.
2.16    Clause (k) of the definition of “Servicer Termination Event” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
(k)    [reserved];
2.17    The definition of “Servicing Standard” in Section 1.01 of the Agreement shall be amended in its entirety as follows:
“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements and, to the extent consistent with the foregoing, (a) the higher of: (i) in a manner consistent with the provisions of the Investment Advisers Act of 1940, as amended, applicable to the Servicer as an advisor to the Borrower and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others and (b) with a view to maximize the value of the Loan Assets.
2.18    The definition of “Stated Maturity Date” in Section 1.01 of the Agreement shall be amended by deleting the phrase “July 30, 2020” in its entirety and inserting in lieu thereof “the five year anniversary of the Fourth Amendment Date”.

2.19    Clause (ii) of the definition of “Value Adjustment Event” in Section 1.01 of the Agreement shall be amended in its entirety as follows:
(ii)    an Obligor payment default with respect to principal or interest under such Loan Asset (after giving effect to any grace and/or cure period set forth in the Loan Agreement, but not to exceed five Business Days) (including in respect of the acceleration of the debt under the applicable Loan Agreement);
2.20    Clause (iii) of the definition of “Value Adjustment Event” in Section 1.01 of the Agreement shall be amended by deleting the phrase “five days” in its entirety and inserting in lieu thereof “five Business Days”.
2.21    The following new definitions shall be added to Section 1.01 of the Agreement as alphabetically appropriate as follows:

“Assigned Value Challenge Cap” means, with respect to any Loan Asset subject to a Value Adjustment Event, the Assigned Value of such Loan Asset immediately prior to the start of the Assigned Value Challenge Cap Notice Period.
“Assigned Value Challenge Cap Notice Period” means, with respect to a Loan Asset, the period commencing on the date that the Administrative Agent gives notice of a reduction in the Assigned Value to the Borrower and the Servicer of such Loan Asset pursuant to clause (a) of the definition of “Assigned Value” and ending on the date that is 30 days following notice of such reduction.
“Broadly Syndicated Loan Asset” means a commercial loan that (a) is broadly syndicated, (b) has first priority right of payments and is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (c) is secured by a pledge of collateral, which security interest is validly perfected and first priority under applicable law (subject to liens permitted under the applicable credit agreement), (d) the Servicer determines in good faith that the value of the collateral securing the loan (or the enterprise value of the underlying business) and ability to generate cash flow on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (e) has an original senior facility size of $250,000,000 or greater, (f) has an EBITDA for the prior twelve calendar months of $50,000,000 or greater at the time of acquisition, (g) is rated by both S&P and Moody’s (or the Obligor is rated by S&P and Moody’s) at the time of acquisition by the Borrower and such ratings are not lower than “B3” by Moody’s and “B-” by S&P and (h) is denominated in United States dollars.
“Concentration Limits” means with respect to determining the Excess Concentration Amount as of any date of determination after giving effect to all additions and removals of Loan Assets on such date and for purposes of this definition calculated as if all Loan Assets are fully funded:
(a)    the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio that are First Lien Last Out Loans shall not exceed the greater of (i) 15% of the sum of (x) aggregate Adjusted Borrowing Value of all Eligible Loan Assets (without giving effect to any deduction pursuant to clauses (a), (b) or (c)) plus (y) any amounts on deposit in the Principal Collection Account or (ii) $10,000,000;
(b)    the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio, the Obligors of which are domiciled in Canada (after giving effect to any deduction pursuant to clause (a) above) shall not exceed the greater of (i) 15% of the sum of (x) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets (without giving effect to any deduction pursuant to clauses (a), (b) or (c)) plus (y) any amounts on deposit in the Principal Collection Account or (ii) $10,000,000; and
(c)    the aggregate Adjusted Borrowing Value of all Eligible Loan Assets included in the Collateral Portfolio that are fixed rate Loan Assets (after giving effect to any deduction pursuant to clauses (a) or (b)) shall not exceed the greater of (i) 10% of the sum of (x) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets (without giving effect to any deduction pursuant to clauses (a), (b) or (c)) plus (y) any amounts on deposit in the Principal Collection Account or (ii) $7,500,000.
“Excess Concentration Amount” means, with respect to all Eligible Loan Assets included in the Collateral Portfolio, the amount by which the sum of the Adjusted Borrowing Value of such Eligible Loan Assets exceeds any applicable Concentration Limit, calculated without duplication and after giving effect to any addition or removal of any Loan Asset as of the date of determination.
“Fourth Amendment Date” means September 28, 2017.
“Weighted Average Applicable Percentage” means, for all Eligible Loan Assets included in the Collateral Portfolio, on any date of determination, the weighted average of the Applicable Percentages applicable to the Eligible Loan Assets included in the Collateral Portfolio on such day, weighted according to the proportion of the Adjusted Borrowing Value that each Loan Asset forming a part of the Collateral Portfolio represents; provided that such amounts shall exclude any portion included in the Excess Concentration Amount.
2.22    The definition of “First Amendment Date” in Section 1.01 of the Agreement shall be deleted in its entirety.
2.23    Section 2.06(a) of the Agreement shall be amended by deleting the phrase “and/or (iii) subject to the approval of the Administrative Agent, in its sole discretion, Pledge additional Eligible Loan Assets;” in its entirety and inserting in lieu thereof “, (iii) subject to the sale limitations set forth in this Agreement other than any prohibitions on selling Loan Assets during an Unmatured Event of Default to the extent such sales, in conjunction with other actions, eliminate such Borrowing Base Deficiency, sell Loan Assets in an amount necessary, in conjunction with other actions, to eliminate such Borrowing Base Deficiency and/or (iv) subject to the approval of the Administrative Agent, in its sole discretion, Pledge additional Eligible Loan Assets;”.
2.24    Section 2.07(b) of the Agreement shall be amended by deleting the phrase “shall exist.” in its entirety and inserting in lieu thereof “shall exist (unless such requirements are waived by the Administrative Agent in its sole discretion or, with respect to sales effected pursuant to Section 2.06(a)(iii), such sales, in conjunction with other actions, are sufficient to eliminate such Borrowing Base Deficiency)”.

2.25    Section 2.07(d) of the Agreement shall be amended by deleting the phrase “the satisfaction of the following conditions” in its entirety and inserting in lieu thereof “the satisfaction of the following conditions (it being understood that a Borrowing Base Deficiency may be continuing in connection with any sale effected pursuant to Section 2.06(a)(iii) so long as such sales, collectively with other actions, are sufficient to eliminate such Borrowing Base Deficiency)”.
2.26    Section 2.07(e) of the Agreement shall be amended by deleting the phrase “without the prior written consent of the Administrative Agent” in its entirety and inserting in lieu thereof “without the prior written consent of the Administrative Agent other than with respect to sales pursuant to Section 2.06(a)(iii)”.
2.27    Section 2.07(e) of the Agreement shall be amended by deleting the phrase “Existing Golub BDC CLO” in its entirety and inserting in lieu thereof “Existing Golub BDC CLO or Senior Loan Fund II LLC”.
2.28    The proviso in the first sentence of Section 2.07(f) of the Agreement shall be amended by deleting the phrase “Existing Golub BDC CLO” in its entirety and inserting in lieu thereof “Existing Golub BDC CLO or Senior Loan Fund II LLC”.
2.29    The proviso in the second sentence of Section 2.07(f) of the Agreement shall be amended by deleting the phrase “Existing Golub BDC CLO” in its entirety and inserting in lieu thereof “Existing Golub BDC CLO or Senior Loan Fund II LLC”.
2.30    The second sentence of Section 2.09 of the Agreement shall be amended and restated in its entirety as follows:
The Non-Usage Fee Rate (the “Non-Usage Fee Rate”) shall be equal to (x) 0.50% on any Unused Portion up to or equal to the first $80,000,000 and (y) 2.00% on any Unused Portion in excess of the first $80,000,000; provided that, for the first six (6) months following a Term Securitization, where Wells Fargo Securities, LLC serves as the lead or joint lead bookrunner, the Non-Usage Fee shall be calculated at a rate of 0.50% on any Unused Portion and thereafter, as calculated above.
2.31    Section 7.01(a) of the Agreement shall be amended and restated in its entirety as follows:
(a)    the Borrower or the Transferor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of (x) with respect to the Borrower, $500,000 and (y) with respect to the Transferor, $2,500,000 and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or
2.32    Section 7.01(b) of the Agreement shall be amended and restated in its entirety as follows:
(b)    any failure on the part of the Borrower or the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Transferor set forth in this Agreement or the other Transaction Documents (other than those specifically addressed by a separate clause under this Section) to which the Borrower or the Transferor is a party and the same continues unremedied (it being agreed that the sale of any Loan Asset that is not an Eligible Loan Asset shall remedy the failure of any representation, warranty or certification related to such Loan Asset being an Eligible Loan Asset) for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent or Collateral Agent and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; provided that the delivery of a certificate or other report within 30 days which corrects any inaccuracy contained in a previous certificate or report shall be deemed to cure such inaccuracy as of the date of delivery of such updated certificate or report and any and all inaccuracies arising from the continuation of such initial inaccurate certificate or report; or
2.33    Section 7.01(i) of the Agreement shall be amended and restated in its entirety as follows:
(i)    failure on the part of the Borrower, the Transferor or the Servicer to make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections or any other payment or deposit required to be made by the terms of the Transaction Documents to any Secured Party, Affected Party or Indemnified Party) or the Borrower, the Servicer or the Transferor fails to observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral Portfolio, in each case, required by the terms of any Transaction Document (other than Section 2.06) within three Business Days of the day such payment or deposit is required to be made; provided that in the case of a default in payment or deposit resulting solely from an administrative error or omission by the Borrower, the Transferor or the Servicer, such default continues for a period of one or more Business Days after the earlier of (x) such party receiving written notice or (y) such party having actual knowledge, in each case, of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined); or
2.34    Section 7.01(m) of the Agreement shall be amended and restated in its entirety as follows:
(m)    any representation, warranty or certification made by the Borrower or the Transferor in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made in any material respect, and continues to be unremedied (it being agreed that the sale of any Loan Asset that is not an Eligible Loan Asset shall remedy the failure of any representation, warranty or certification related to such Loan Asset being an Eligible Loan Asset) for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge thereof; provided that the delivery of a certificate or other report within 30 days which corrects any inaccuracy contained in a previous certificate or report shall be deemed to cure such inaccuracy as of the date of delivery of such updated certificate or report and any and all inaccuracies arising from the continuation of such initial inaccurate certificate or report; or
2.35    Section 7.01(q) of the Agreement shall be amended and restated in its entirety as follows:
(q)    the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral Portfolio (provided that this clause (q) shall not apply to an immaterial portion of the Collateral Portfolio which (x) does not meet the criteria solely as set forth in the second sentence of clause (1) of Schedule III, (y) does not result in a Borrowing Base Deficiency and (z) does not have a Material Adverse Effect on the Secured Parties in the sole discretion of the Administrative Agent); or

2.36    Clause 2 of Schedule III to the Agreement shall be amended and restated in its entirety as follows:
2.    The Obligor with respect to each such Loan Asset is organized under the laws of the United States or any state thereof or Canada; provided that the Obligor with respect to a Broadly Syndicated Loan Asset may be domiciled in (i) the United Kingdom or Luxembourg or (ii) in the sole discretion of the Administrative Agent, any other jurisdiction.
2.37    Clause 12 of Schedule III to the Agreement shall be amended and restated in its entirety as follows:
12.    Each Broadly Syndicated Loan Asset is not a PIK Loan Asset.
2.38    Clause 29 of Schedule III to the Agreement shall be amended and restated in its entirety as follows:
29.    Each such Loan Asset (x) that is a Broadly Syndicated Loan Asset has an original term to maturity of not greater than eight (8) years and (y) that is not a Broadly Syndicated Loan Asset has an original term to maturity of not greater than seven (7) years.
2.39    Clause 31 of Schedule III to the Agreement shall be amended and restated in its entirety as follows:
31.    (i) Each such Loan Asset has a current cash coupon payable at least quarterly and (ii) each such Loan Asset (other than a Broadly Syndicated Loan Asset) has a current cash coupon of at least (x) 3.00% if such Loan Asset is a floating rate Loan Asset or (y) 7.00% if such Loan Asset is a fixed rate Loan Asset
2.40    Clause 33 of Schedule III to the Agreement shall be amended and restated in its entirety as follows:
33.    All of the (x) Required Loan Documents (other than the Golub Agented Required Loan Documents) and the Loan Asset Checklist, acceptable to the Administrative Agent and the Transferor, with respect to such Loan Asset have been, or will be, delivered to the Collateral Custodian within five Business Days of the applicable Cut-Off Date and (y) the Golub Agented Required Loan Documents will be in the possession of the Collateral Custodian within thirty days of any related Cut-Off Date as to any Loan Assets, and all Servicing Files are being or shall be maintained at the principal place of business of the Servicer in accordance with documented safety procedures approved by the Administrative Agent.
2.41    Clause 39 of Schedule III to the Agreement shall be amended and restated in its entirety as follows:
39.    [Reserved].
2.42    Clause 41 of Schedule III to the Agreement shall be amended by deleting the phrase “aggregate Outstanding Balance” in its entirety and inserting in lieu thereof “aggregate Adjusted Borrowing Value”

SECTION 3.    Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 4.    Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)this Amendment has been duly executed and delivered by it;
(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5.    Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto and (b) the fees payable on the date hereof as specified in the fee letters.
SECTION 6.    Miscellaneous.

(a)This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GOLUB CAPITAL BDC FUNDING LLC
By: Golub Capital BDC, Inc.,
its designated manager

By: /s/ Ross Teune
Name: Ross Teune
Title: Chief Financial Officer

THE TRANSFEROR AND SERVICER:	GOLUB CAPITAL BDC, INC.
By: /s/ Ross Teune
Name: Ross Teune
Title: Chief Financial Officer

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
By: /s/ Philip Dean
Name: Philip Dean
Title: Vice President

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ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
By: /s/ Matt Jensen
Name: Matt Jensen
Title: Director

INSTITUTIONAL LENDER AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.
By: /s/ Beale Pope
Name: Beale Pope
Title: Vice President

INSTITUTIONAL LENDER:	RAYMOND JAMES BANK, N.A.
By: /s/ Alexander L. Rody
Name: Alexander L. Rody
Title: Senior Vice President

INSTITUTIONAL LENDER:	NBH BANK
By: /s/ Thomas J. Rohling
Name: Thomas J. Rohling
Title: Managing Director

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